UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2009

NEW MOTION, INC.
doing business as Atrinsic
(Exact name of registrant as specified in its charter)

Delaware	001-12555	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor, New York, NY 10018
(Address of Principal Executive Offices/Zip Code)

(949) 777-3700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 2, 2009, New Motion (dba Atrinsic) (“Atrinsic”) mailed its Definitive Proxy Statement and Annual Report to the stockholders of the company, which was accompanied by a letter from Burton Katz, the Chief Executive Officer of Atrinsic, addressed to the stockholders of the company.  Mr. Katz’s letter to Atrinsic’s stockholders is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

In addition to historic information, Mr. Katz’s letter to Atrinsic’s stockholders contains forward-looking statements regarding events, performance, financial trends and the company’s plans for the future. Various factors could affect future results and could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of those factors are identified in the exhibit, and in our periodic reports filed with the Securities and Exchange Commission.

The foregoing information (including the exhibit hereto) is being furnished under “Item 7.01 Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of this information pursuant to Item 7.01 (including Mr. Katz’s letter to Atrinsic’s stockholders) do not mean that such information is material or that disclosure of such information is required.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Letter to stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Motion, Inc.

Date: June 3, 2009	By:	/s/ Andrew Zaref
Andrew Zaref
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Letter to stockholders